UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2014

TALON INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13669	95-4654481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Suite 270
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 444-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 29, 2014, Talon held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 92,267,831 shares of our common stock were outstanding and entitled to vote. At the Annual Meeting, 71,192,758 shares (or approximately 77% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, Talon’s board of directors was comprised of Mark Dyne, Lonnie D. Schnell, David Ellis, Morris Weiss and Robert L. Golden, all of whom were re-elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to Talon’s stockholders for action at the Annual Meeting:

1.	Election of five directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withhold	Broker Non-Votes
Mark Dyne	71,192,758	71,037,738	155,020	0
Lonnie D. Schnell	71,192,758	71,041,738	151,020	0
David Ellis	71,192,758	71,047,458	145,300	0
Morris Weiss	71,192,758	71,048,458	144,300	0
Robert L. Golden	71,192,758	71,046,738	146,020	0

2.	Advisory vote on Executive Compensation (Say on Pay).

Executive Compensation	Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
Say on pay	71,192,758	71,006,268	175,570	10,920	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: May 30, 2014	By:	/s/ Lonnie D. Schnell
Lonnie D. Schnell, Chief Executive Officer